Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of TE Products Pipeline Company, Limited Partnership (the “Company”), on Form 10-K for the year ended December 31, 2006 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Jerry E. Thompson, President and Chief Executive Officer of TEPPCO GP, Inc., the general partner of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
     1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ JERRY E. THOMPSON
Jerry E. Thompson
President and Chief Executive Officer
TEPPCO GP, Inc., General Partner
February 28, 2007
A signed original of this written statement required by Section 906 has been provided to TE Products Pipeline Company, Limited Partnership and will be retained by TE Products Pipeline Company, Limited Partnership and furnished to the Securities and Exchange Commission or its staff upon request.